UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2007

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6670 SPRINGLAKE ROAD, KEYSTONE HEIGHTS, FLORIDA	32656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 352-473-6673

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On March 13, 2007, American Access Technologies, Inc. (“American Access”) and M & I Electric Industries, Inc. (“M & I”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated as of December 1, 2006 (the “Merger Agreement”). Under the terms of the Merger Agreement, without giving effect to the Amendment, either American Access or M & I could have terminated the Merger Agreement and abandoned the merger provided for thereunder (the “Merger”) at any time on or after March 15, 2007 (the “Outside Date”), subject to certain conditions. The Amendment extends the Outside Date to April 30, 2007.

The Amendment also provides that employment agreements with Joseph McGuire, Tim Adams and Erik Wiisanen are no longer a condition to closing the Merger, acknowledges certain employment agreements that were entered into by American Access after the date of the Merger Agreement and acknowledges that an additional officer was appointed by M & I after the date of the Merger Agreement.

The foregoing description of the Merger, the Merger Agreement and the Amendment are qualified in their entirety by reference to the Merger Agreement (incorporated by reference to Exhibit 10.23 to American Access’ Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 12, 2007) and the Amendment (attached as Exhibit 10.2 and incorporated herein by reference). On March 19, 2007 American Access issued a press release announcing the entry into the Amendment, which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Agreement and Plan of Merger dated December 1, 2006, by and among American Access, AAT Merger Sub, Inc. and M & I Electric Industries, Inc. (incorporated by reference to Exhibit 10.23 to American Access’ Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 12, 2007).

10.2 Amendment dated March 13, 2007 to Agreement and Plan of Merger dated December 1, 2006.

99.1 Press release dated March 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC. (Registrant)

Date: March 19, 2007	By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.2	Amendment dated March 13, 2007 to Agreement and Plan of Merger dated December 1, 2006.

99.1	Press Release dated March 19, 2007.